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                                                             Exhibit 99.B.(e)(2)

                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
          DATED AS OF SEPTEMBER 16, 2002 AND AMENDED SEPTEMBER 17, 2003
                                     BETWEEN
                           SEI ASSET ALLOCATION TRUST
                                       AND
                        SEI INVESTMENTS DISTRIBUTION CO.


This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:


Diversified Conservative Income Fund
Diversified Conservative Fund
Diversified Global Moderate Growth Fund
Diversified Moderate Growth Fund
Diversified Global Growth Fund
Diversified Global Stock Fund
Diversified U.S. Stock Fund
Defensive Strategy Fund
Tax-Managed Defensive Strategy Fund
Conservative Strategy Fund
Tax-Managed Conservative Strategy Fund
Moderate Strategy Fund
Tax-Managed Moderate Strategy Fund
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund (Broad Market Core Fund)
Tax-Managed Core Market Strategy Fund (Tax-Managed Broad Market Core Fund) Market Growth Strategy Fund (Broad Market Growth Fund)
Tax-Managed Market Growth Strategy Fund (Tax-Managed Broad Market Growth Fund)